SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Rutland Square Trust II
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Form of email to be sent to a shareholder that has consented to receive proxy solicitations electronically

Email will be from: Fidelity Investments

[Version one:] Subject Line: Your Vote is Important - Fidelity Funds Special Meeting of Shareholders

[Version two:] Subject Line: Please Take Action: Your Vote is Needed for Fidelity Funds' Shareholder Meeting

[picture of Fidelity Investments and pyramid design logo appears]
[email template is framed by dark green border with text appearing in white or light gray areas within the frame]
Secure Login [picture of a lock appears] (hyperlink to fidelity.com log-in screen)

[Green Line with arrow logo appears] Important proxy voting material is ready for your action

This email is being re-sent to you as some technical issues were discovered after its original delivery. We apologize for any inconvenience you may have experienced.

A Special Meeting of Shareholders takes place on [shareholder meeting date (format can be MM/DD/YY or Month Day, Year)]. Shareholders as of [record date (format can be MM/DD/YY or Month Day, Year)] are eligible to cast a proxy vote.

[Trust Name]: [Fund Name]

Control Number: [################]

[Trust Name]: [Fund Name]

Control Number: [################]

[Trust Name]: [Fund Name]

Control Number: [################]

[Trust and Fund names followed by the Control Number for each holding owned by the shareholder will appear. Format could be upper and lower case or all caps. Repeats as necessary.]

[If the original meeting has been adjourned to a new date, the email will include: Please note:[may/may not be in italics] This meeting has been adjourned until [adjourned meeting date (format can be MM/DD/YY or Month Day, Year)]

You can cast your vote for the funds listed above either online or via phone (instructions below). When voting, you may be required to enter the control number(s) above. Each Control Number will require a separate vote.

(picture of green computer screen appears) Log on to your Fidelity account (hyperlink to fidelity.com log-in screen; may be in bold text) and follow the online instructions. In order to access the site, your browser must support secure transactions. (Security settings are typically accessible in the Tools/Options or Preferences tab on your Internet toolbar.)

(picture of green telephone handset appears) Call [insert touch-tone voting telephone number - Broadridge [1-]877-296-4941; D.F. King [1-]800-991-5630 ] and follow the recorded instructions.

Learn more about the shareholder meeting through the proxy material available online:

[hyperlink to material appears (may be multiple links based on how material is produced): [[The Letter to Shareholders[,]] [[Notice of Meeting/Notice of Meeting,] and [Proxy Statement]]

[for a merger, hyperlink to prospectus also appears: [Prospectus]]

Please read the instructions and proxy materials carefully before voting.

To access the document, you may need Adobe Reader software. This software is available for download at no cost (hyperlink to get.adobe.com/reader). Download time varies by Internet connection.

If you are invested in a Fidelity© fund and have technical questions about viewing, saving, or printing your proxy materials, please call 800-544-6666 and press "0" to speak to a Fidelity Representative.

If you are invested in a Fidelity Advisor© fund and have technical questions about viewing, saving, or printing your proxy materials, please call 877-208-0098.

(picture of green Fidelity eDelivery logo appears) eDelivery
You are receiving this email because you have enrolled in eDelivery. If you wish to receive paper copies of these documents via U.S. mail, please log on to Fidelity.com (hyperlink to fidelity.com home page) and update your delivery preferences for Prospectuses, Financial Reports, and Other Documents.

Contact Us - We're Here to Help 800-544-6666 | Send a secure email (hyperlink to Send a Secure Message page on fidelity.com)

Fidelity.com (hyperlink to fidelity.com home page)| Privacy Policy (hyperlink to Privacy Policy on fidelity.com) | Terms of Use (hyperlink to Terms of Use on fidelity.com)

For your security and privacy, please do not rely to this email. Instead, please log onto your account and send us a secure email (hyperlink to Send a Secure Message on fidelity.com).

Keep in mind that investing involves risk. The value of your investment will fluctuate over time and you may gain or lose money.

Fidelity Brokerage Services LLC, Member NYSE, SIPC, 900 Salem Street, Smithfield, RI 02917

674322.4.1

© 2016 FMR LLC

All rights reserved.

NOTICE TO RECIPIENT: The information contained in this e-mail message, together with any attachments thereto, is for the exclusive use of the intended recipient(s) and may contain confidential and/or privileged information. Any use, copying, disclosure or dissemination by a person other than the intended recipient(s) or the taking of any action in reliance upon the information contained in this e-mail or any of the attachments to this e-mail is strictly prohibited. If you are not the intended recipient and have received this message in error, please notify the sender immediately by return e-mail and delete/destroy all copies of this communication. Thank you.